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                                  Exhibit 23.3



The Board of Directors
Peoples First Corporation


     We consent to the inclusion of our letter dated as of the date of the Prospectus-Proxy Statement contained in the Registration Statement addressed to the Board of Directors of Guaranty Federal Savings Bank and opining as to the fairness from a financial point of view, to consultation described in the Proxy Statement.


                              PROFESSIONAL BANK SERVICES, INC.

                               /s/ CHRISTOPHER L. HARGROVE


Louisville, Kentucky
May 20, 1996